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                       SECURITIES AND EXCHANGE COMMISSION


                           Washington, D.C. 20549


                                ------------


                                  FORM 8-A


              FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             Advanta National Bank
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)

                                on behalf of the

                       ADVANTA Credit Card Master Trust II


             United States                               23-2804492
---------------------------------------       --------------------------------
(State of incorporation or organization)      (IRS Employer Identification No.)

        Delaware Corporate Center I
          One Righter Parkway
         Wilmington, Delaware                           19703
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(Address of principal executive offices)              (Zip Code)



      Securities to be registered pursuant to Section 12(b) of the Act:

                                      None

      Securities to be registered pursuant to Section 12(g) of the Act:

                       ADVANTA Credit Card Mater Trust II
         Class A Floating Rate Asset Backed Certificates, Series 1998-A Class B Floating Rate Asset Backed Certificates, Series 1998-A
         --------------------------------------------------------------
                                (Title of Class)



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INFORMATION REQUIRED IN REGISTRATION STATEMENT


Item 1.           Description of Registrants' Securities to be Registered.

      The description of the Asset Backed Certificates appearing under the captions entitled: "Summary of Terms"; "Risk Factors"; "The Receivables"; "Maturity Assumptions"; "Receivable Yield Considerations"; and "Description of the Certificates" in the Prospectus Supplement dated February 3, 1998 and "Summary of Terms"; "Risk Factors"; "Certain Legal Aspects of the Receivables"; "Description of the Certificates"; "Certain Federal Income Tax Consequences"; and "ERISA Considerations" in the Prospectus, dated January29, 1998 (the Prospectus and the Prospectus Supplement are incorporated herein by reference as
Exhibit 6).

Item 2. Exhibits.

        Exhibit 1 Form of specimens of certificates representing Class A Floating Rate Asset Backed Certificates, Series 1998-A and Class B Floating Rate Asset Backed Certificates, Series 1998-A.

        Exhibit 2 Amended and Restated Pooling and Servicing Agreement
                  (included in Exhibit 4.1 to the Registrant's Form 8-K, as filed with the Securities and Exchange Commission on August 9, 1995, which is incorporated herein by reference).

        Exhibit 3 Amendment Number 1 to Amended and Restated Pooling and Servicing Agreement (included in Exhibit 4.2 to the Registrant's Form 8-K, as filed with the Securities and Exchange Commission on August 9, 1995, which is incorporated herein by reference).

        Exhibit 4 Amendment Number 2 to Amended and Restated Pooling and Servicing Agreement (included in the Registrants' Form 8-K, as filed with the Securities and Exchange Commission on November 13, 1995, which is incorporated herein by reference).

        Exhibit 5 Series 1998-A Supplement (included in Exhibit 4.1 to Registrant's Form 8-K, as filed with the Securities and Exchange Commission on February 19, 1998, which is incorporated herein by reference).

        Exhibit 6 Prospectus Supplement dated February 3, 1998 together with the Prospectus dated January 29, 1998 as filed with the Securities and Exchange Commission on February 4, 1998, pursuant to Rule 424(b)(5).



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                                    SIGNATURE


       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrants has duly caused this Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.


                                          ADVANTA NATIONAL BANK




                                          By: /s/ MICHAEL COCO
                                             -------------------------
                                             Michael Coco
                                             Vice President


Date:  February 6, 1998





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                                INDEX TO EXHIBITS


EXHIBIT NO.                                  DESCRIPTION

Exhibit 1 Form of specimens of certificates representing Class A Floating Rate Asset Backed Certificates, Series 1998-A and Class B Floating Rate Asset Backed Certificates, Series 1998-A.

Exhibit 2   Amended and Restated Pooling and Servicing Agreement (included in
            Exhibit 4.1 to the Registrant's Form 8-K, as filed with the Securities and Exchange Commission on August 9, 1995, which is incorporated herein by reference).

Exhibit 3 Amendment Number 1 to Amended and Restated Pooling and Servicing Agreement (included in Exhibit 4.2 to the Registrant's Form 8-K, as filed with the Securities and Exchange Commission on August 9, 1995, which is incorporated herein by reference).

Exhibit 4 Amendment Number 2 to Amended and Restated Pooling and Servicing Agreement (included in the Registrants' Form 8-K, as filed with the Securities and Exchange Commission on November 13, 1995, which is incorporated herein by reference).

Exhibit 5 Series 1998-A Supplement (included in Exhibit 4.1 to Registrant's Form 8-K, as filed with the Securities and Exchange Commission on February 19, 1998, which is incorporated herein by reference).

Exhibit 6 Prospectus Supplement dated February 3, 1998 together with the Prospectus dated January 29, 1998 as filed with the Securities and Exchange Commission on February 4, 1998, pursuant to Rule 424(b)(5).


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